EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-48385, 33-91806, 333-53029 and 333-70626 on Form S-8 and Registration Statements No. 333-88192 on Form S-3 of American Medical Alert Corp. of our report dated December 15, 2005, appearing in this Current Report on Form 8-K of American Medical Alert Corp. with respect to the Financial Statements of WMR Associates, Inc. and Subsidiary.

Margolin Winer & Evens, LLP
December 16, 2005